UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2008, James Vagim entered into an employment agreement with United Pan Am Financial Corp. (the “Company”) and its subsidiary United Auto Credit Corporation (“UACC”), which is effective as of August 13, 2008, pursuant to which he will continue to serve as the President and Chief Executive Officer of the Company and UACC for a period expiring on December 31, 2009. Mr. Vagim was appointed as the Company’s President and CEO on July 25, 2008. The employment agreement provides (1) for an annual salary of $500,000, subject to increases at the sole and absolute discretion of the Company’s Board of Directors, (2) for the payment of a discretionary bonus in an amount to be determined by the Company’s Board in its sole discretion, (3) that Mr. Vagim will be granted options to purchase 500,000 shares of the Company’s common stock at an exercise price of $5.00 per share, (4) that Mr. Vagim shall receive a severance payment equal to 12 months of his base salary plus the discretionary bonus described in clause (2) above (pro-rated through the date of termination), if Mr. Vagim is terminated without cause or he terminates his employment for good reason. The agreement will be filed with the Company’s next quarterly report on Form 10-Q.

On August 13, 2008, Ravi R. Gandhi entered into an employment agreement with the Company and UACC, pursuant to which he is to serve as the Chief Credit and Risk Officer of the Company and UACC for a period expiring on December 31, 2009. The employment agreement provides (1) for an annual salary of $275,000, subject to increases at the sole and absolute discretion of the Company’s Board, (2) for the payment of a $75,000 annual discretionary bonus, which will be pro-rated for 2008 by the number of work days from the effective date of the agreement through December 31, 2008, which discretionary bonus is subject to increases at the sole and absolute discretion of the Company’s Board, (3) that Mr. Gandhi will be granted options to purchase 250,000 shares of the Company’s common stock at an exercise price of $5.00 per share, (4) that Mr. Gandhi shall receive a severance payment equal to 12 months of his base salary and the discretionary bonus described in clause (2) above (pro-rated through the date of termination) if Mr. Gandhi is terminated without cause or he terminates his employment for good reason. The agreement will be filed with the Company’s next quarterly report on Form 10-Q.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Credit and Risk Officer

Effective August 13, 2008, Mr. Gandhi has been appointed Chief Credit and Risk Officer of the Company and UACC. The material terms of Mr. Gandhi’s employment agreement are described above under Item 1.01 and are incorporated by reference herein.

Mr. Gandhi, age 37, was formerly a Managing Director of Financial Security Assurance Inc. (“FSA”), a Triple A bond insurer, where he managed a core asset backed business for FSA in the consumer finance area. While at FSA, Mr. Gandhi assisted in structuring and closing asset backed transactions where sub-prime automobile installment contracts were used as collateral. Mr. Gandhi joined FSA in 1996 and acted as Managing Director at FSA beginning in 2007. From 2002 until 2007, Mr. Gandhi was employed as a Director at FSA.

Item 7.01. Regulation FD Disclosure.

On August 13, 2008, the Company issued a press release announcing the appointment of Mr. Gandhi as the Company’s Chief Credit and Risk Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 13, 2008 announcing the appointment of Ravi R. Gandhi as Chief Credit and Risk Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: August 19, 2008	By:	/s/ James Vagim
	Name:	James Vagim
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated August 13, 2008 announcing the appointment of Ravi R. Gandhi as Chief Credit and Risk Officer.